OAKWOOD MORTGAGE INVESTORS, INC. 1996-A          REPORT DATE:  SEPTEMBER 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                             POOL REPORT # 7
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:                   Aug-96


                               Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------

Beginning                                                             Ending         Scheduled                   Scheduled
Principal       Scheduled     Prepaid       Liquidated   Contracts    Principal      Gross           Servicing   Pass Thru
Balance         Principal     Principal     Principal    Repurchased  Balance        Interest           Fee      Interest
------------------------------------------------------------------------------------------------------------------------------------

156,073,044.31  (370,866.01)  (304,180.90)  (416,037.93)  0.00        154,981,959.47  1,438,284.19   130,060.87  1,308,223.32
====================================================================================================================================



                              Amount
Liquidation    Reserve        Available for
Proceeds       Fund Draw      Distribution
-------------------------------------------

325,886.96     0.00           2,439,218.06
===========================================



               Reserve Fund as of Cutoff Date
---------------------------------------------------------------------

 Beginning                          Investment    Balance Before        Reserve     Reserve        Balance After
 Balance     Deposits   Distrib.     Interest   Current Distribution    Fund Draw   Fund Deposit   Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------

326,235.77   0.00       -1,235.77    1,247.17       326,247.17           0.00        0.00          326,247.17            1,247.17
====================================================================================================================================


Reserve Fund Required Balance
------------------------------------
Before Current      After Current
Distribution        Distribution
------------------------------------

325,000.00      325,000.00
====================================


                                          Certificate Account
--------------------------------------------------------------------------------------------------------

        Beginning                    Deposits                              Investment       Ending
         Balance             Principal       Interest      Distributions    Interest       Balance
--------------------------------------------------------------------------------------------------------

      (310,993.66)         1,070,191.00    1,401,717.36   (2,432,777.77)      999.77      (270,863.30)
========================================================================================================

                    P&I Advances at Distribution Date
--------------------------------------------------------------------------

        Beginning            Recovered        Current         Ending
         Balance             Advances        Advances         Balance
--------------------------------------------------------------------------


     1,831,833.30         (1,831,833.30)   2,061,419.76    2,061,419.76
==========================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A          REPORT DATE:  SEPTEMBER 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                             POOL REPORT # 7
REMITTANCE REPORT
REPORTING MONTH:                            Aug-96                   Page 2 of 6


Class B Crossover Test                                                Test Met?
-----------------------------------------------------------------     ----------

(a) Remittance date on or after August 2000                                N

(b) Average 60 day Delinquency rate<=5%                                    Y

(c) Average 30 day Delinquency rate<=7%                                    Y

------------------------------------------------------------
(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                April 2000 -Sept. 2001   7%                                N
                Oct 2001 -Sept.  2002    8%                                N
                Oct 2002 -               9%                                N
------------------------------------------------------------



(e) Current realized loss ratio <= 2.75%                                   Y



(f) Are class B principal balances>=21.001%
of stated scheduled pool  balance
             Beginning B-1 balance              13,069,000.00
             Beginning B-2 balance               6,536,459.00


                                             --------------
                                                19,605,459.00
             Divided by beginning pool
             balance                           156,073,044.31
                                             --------------
                                                        12.562%            N
                                             =============


Average 60 day delinquency ratio:

                            Over 60s           Pool Balance         %
                      -----------------------------------------------------

Current Mo                3,319,468.43     154,981,959.47         2.14%
1st Preceding Mo          2,731,651.59     156,073,044.31         1.75%
2nd Preceding Mo          2,006,265.27     157,053,420.44         1.28%
                                                     Divided by      3
                                                               ------------
                                                                  1.72%
                                                               ============

Average 30 day delinquency ratio:


                            Over 30s           Pool Balance         %
                      -----------------------------------------------------

Current Mo                 5,763,845.97     154,981,959.47        3.72%
1st Preceding Mo           5,057,050.58     156,073,044.31        3.24%
2nd Preceding Mo           5,068,791.66     157,053,420.44        3.23%
                                                    Divided by      3
                                                               ------------
                                                                  3.40%
                                                               ============

Cumulative loss ratio:

                          Cumulative losses     214,182.26
                                            -------------------
Divided by Initial Certificate Principal       163,369,459.00    0.131%
                                                               ============



Current realized loss ratio:
                      Liquidation                  Pool
                             Losses              Balance
                      -----------------------------------------

Current Mo                           90,150.97     156,073,044.31
1st Preceding Mo                     49,745.82     157,053,420.44
2nd Preceding Mo                     34,267.29     158,169,455.17
                                                                 0.444%
                                                               ============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                                POOL REPORT # 7
REPORTING MONTH:                                  Aug-96             Page 3 of 6





                                                                     Delinquency Analysis

                                             31 to 59 days                  60 to 89 days               90 days and Over
             No. of      Principal                       Principal                   Principal                    Principal
             Loans       Balance            #            Balance         #           Balance          #           Balance
             ----------------------------------------------------------------------------------------------------------------------


Excluding Repos 5,242        153,591,143.51        79       2,322,055.02       31          969,717.63       33        1,081,257.36

       Repos       53          1,390,815.96         4         122,322.52       13          251,541.54       36        1,016,951.90
             ----------------------------------------------------------------------------------------------------------------------

       Total    5,295        154,981,959.47        83       2,444,377.54       44        1,221,259.17       69        2,098,209.26
             ======================================================================================================================



                                                                     Repossession Analysis
                                Active Repos                        Reversal     Current Month
   Total Delinq.                Outstanding                        (Redemption)     Repos                   Cumulative Repos
            Principal                    Principal                  Principal               Principal               Principal
#           Balance          #           Balance          #          Balance   #            Balance       #         Balance
-------------------------------------------------------------------------------------------------------------------------------


     143     4,373,030.01       53        1,390,815.96     0           0.00        16       360,680.23      102      2,532,558.68

      53     1,390,815.96
-----------------------

     196     5,763,845.97
=======================
     3.7%    3.72%



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                                POOL REPORT # 7
REPORTING MONTH:                 Aug-96
                                                                    Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                    Liquidated                                                Net                   Net      Current
 Account   Customer  Principal    Sales      Insur.     Total  Repossession Liquidation Unrecov. Pass Thru  Period Net Cumulative
  Number     Name     Balance    Proceeds    Refunds  Proceeds  Expenses    Proceeds    Advances  Proceeds  Gain/(Loss) Gain/(Loss)
--------------------------------------------------------------------------------------------------------------------------------


071685-2  TAYLOR     15,888.23   14,100.00  1,064.16  15,164.16   1,718.00  13,446.16   1,993.86  11,452.30 (4,435.93)
080462-5  CASSIDY    13,492.15   13,000.00  1,046.76  14,046.76   3,573.41  10,473.35   1,697.29   8,776.06 (4,716.09)
081486-3  WERTZ JR   11,192.44   11,900.00    732.95  12,632.95   1,847.00  10,785.95   1,195.50   9,590.45 (1,601.99)
078828-1  WEATHERS   27,380.11   23,500.00  1,053.31  24,553.31     705.00  23,848.31   2,129.88  21,718.43 (5,661.68)
079473-5  COE        24,372.74   25,800.00  1,606.64  27,406.64   3,213.50  24,193.14   1,773.66  22,419.48 (1,953.26)
081741-1  HAMILTON   25,374.38   22,500.00  1,153.00  23,653.00   3,332.49  20,320.51   1,793.20  18,527.31 (6,847.07)
083042-2  WHITE      27,048.42   16,900.00      0.00  16,900.00       0.00  16,900.00   2,083.86  14,816.14(12,232.28)
084419-1  HIGDON     19,767.24   17,900.00    316.62  18,216.62     537.00  17,679.62   1,266.55  16,413.07 (3,354.17)
081179-4  ALVAREZ    27,809.11   32,100.00  1,971.23  34,071.23   3,446.59  30,624.64   1,713.00  28,911.64  1,102.53
081776-7  ROSE       25,676.85   21,900.00  2,214.70  24,114.70   3,967.10  20,147.60   1,383.05  18,764.55 (6,912.30)
082247-8  VANPELT JR 52,443.54   48,500.00  2,170.73  50,670.73   7,764.75  42,905.98   4,334.47  38,571.51(13,872.03)
082886-3  RAY        30,436.34   28,100.00      0.00  28,100.00   3,145.46  24,954.54   1,637.55  23,316.99 (7,119.35)
083501-7  IVKOVICH   62,569.40   59,900.00    892.25  60,792.25   4,066.78  56,725.47   4,315.29  52,410.18(10,159.22)
079009-7  RUTHERFORD 10,896.33    2,000.00  1,784.55   3,784.55     435.00   3,349.55   1,714.86   1,634.69 (9,261.64)
081301-4  JONES      41,690.65   42,500.00  2,592.88  45,092.88   3,755.39  41,337.49   2,773.33  38,564.16 (3,126.49)
                                                           0.00                  0.00                  0.00       0.00
                                                           0.00                  0.00                  0.00       0.00
                                                           0.00                  0.00                  0.00       0.00
                     --------------------------------------------------------------------------------------------------------------
                     416,037.93 380,600.00 18,599.78 399,199.78  41,507.47 357,692.31  31,805.35 325,886.96 (90,150.97)(214,182.26)
                     ==============================================================================================================

As a percentage of the aggregate cut-off date principal balance                                                               0.00%
                                                                                                                     ==============


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                                POOL REPORT # 7
REPORTING MONTH:   Aug-96
                                                                    Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                        Original     Beginning        Current       Accelerated                     Ending            Principal Paid
   Cert.                Certificate  Certificate      Principal     Principal     Writedown     Certificate   Pool      Per $1,000
   Class                Balances     Balances         Payable       Distribution   Amounts        Balances   Factor    Denomination
---------------------------------------------------------------------------------------------------------------------------------


A-1                   46,000,000.00  38,703,585.16  (1,091,084.84)      0.00        0.00      37,612,500.32    81.76631%   28.19
A-1 Outstanding Writedown      0.00           0.00           0.00       0.00        0.00               0.00     0.00        0.00

A-2                   52,000,000.00  52,000,000.00           0.00       0.00        0.00      52,000,000.00   100.00000%    0.00
A-2 Outstanding Writedown      0.00           0.00           0.00       0.00        0.00               0.00     0.00        0.00

A-3                   31,061,000.00  31,061,000.00           0.00       0.00        0.00      31,061,000.00   100.00000%    0.00
A-3 Outstanding Writedown      0.00           0.00           0.00       0.00        0.00               0.00     0.00        0.00

A-4                   14,703,000.00  14,703,000.00           0.00       0.00        0.00      14,703,000.00   100.00000%    0.00
A-4 Outstanding Writedown      0.00           0.00           0.00       0.00        0.00               0.00     0.00        0.00

B-1                   13,069,000.00  13,069,000.00           0.00       0.00        0.00      13,069,000.00   100.00000%    0.00
B-1 Outstanding Writedown      0.00           0.00           0.00       0.00        0.00               0.00     0.00        0.00

B-2                    6,536,459.00   6,536,459.00           0.00       0.00        0.00       6,536,459.00   100.00000%    0.00
B-2 Outstanding Writedown      0.00           0.00           0.00       0.00        0.00               0.00     0.00        0.00


             --------------------------------------------------------------------------------------------

                     163,369,459.00 156,073,044.16  (1,091,084.84)      0.00        0.00     154,981,959.32
             ============================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                                POOL REPORT # 7
REPORTING MONTH:    Aug-96
                                                                     Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                 Interest Paid
Certificate          Remittance  Beginning      Current       Total       Interest     Ending    Per $1,000      Cert.      TOTAL
   Class                 Rate      Balance       Accrual        Paid       Shortfall    Balance  Denomination    Class  DISTRIBUTION
             -----------------------------------------------------------------------------------------------------------------------

A-1                      5.40%      0.00     174,166.13    174,166.13       0.00        0.00         4.50       A-1     1,265,250.97
A-1  Carryover Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00
A-1  Writedown Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00

A-2                      5.80%      0.00     251,333.33    251,333.33       0.00        0.00         4.83       A-2       251,333.33
A-2  Carryover Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00
A-2  Writedown Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00

A-3                      6.60%      0.00     170,835.50    170,835.50       0.00        0.00         5.50       A-3       170,835.50
A-3  Carryover Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00
A-3  Writedown Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00

A-4                      7.20%      0.00      88,218.00     88,218.00       0.00        0.00         6.00       A-4        88,218.00
A-4  Carryover Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00
A-4  Writedown Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00

B-1                      7.30%      0.00      79,503.08     79,503.08       0.00        0.00         6.08       B-1        79,503.08
B-1  Carryover Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00
B-1  Writedown Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00

B-2                      8.45%      0.00      46,027.57     46,027.57       0.00        0.00         7.04       B-2        46,027.57
B-2  Carryover Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00
B-2  Writedown Interest  0.00       0.00           0.00          0.00       0.00        0.00         0.00

X                             124,031.29     498,139.70    407,988.73  90,150.97  214,182.26                     X        407,988.73

R                                   0.00           0.00          0.00       0.00        0.00                     R

Service Fee                         0.00     130,060.87    130,060.87       0.00        0.00                              130,060.87
                           ---------------------------------------------------------------                        ------------------

                              124,031.29   1,438,284.19  1,348,133.22  90,150.97  214,182.26                            2,439,218.06

Less Reserve Fund Deposit                                        0.00                                                           0.00
                                                        --------------                                            ------------------

                                                         1,348,133.22                                                   2,439,218.06
                                                        ==============                                            ==================